Exhibit 10.1(a)

FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of March 1, 2013 (this “Amendment”) amends the Credit Agreement dated as of October 7, 2011 (the “Credit Agreement”) among HORACE MANN EDUCATORS CORPORATION, as borrower (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS. Subject to the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows:

1.1 Addition of Certain Definitions. Section 1.01 of the Credit Agreement shall be amended by adding the following definitions thereto, in the proper alphabetical order:

“FHLB Liquidity Debt” means any transaction or series of transactions pursuant to which any Insurance Subsidiary makes a pledge or assignment of marketable securities as collateral to the Federal Home Loan Bank in exchange for cash, the proceeds of which are to be used for anything other than to purchase marketable securities.

“FHLB Operating Debt” means any transaction or series of transactions pursuant to which any Insurance Subsidiary makes a pledge or assignment of marketable securities as collateral to the Federal Home Loan Bank in exchange for cash, the proceeds of which are to be used to purchase marketable securities.

“Securities Lending” means any transaction or series of transactions pursuant to which any Insurance Subsidiary makes a pledge or assignment of marketable securities to another Person (including repurchase transactions, reserve repurchase transactions, fee-based transactions and other similar securities lending arrangements); provided that “Securities Lending” shall not include FHLB Liquidity Debt or FHLB Operating Debt.

1.2 Amendment of Certain Definitions. Section 1.01 of the Credit Agreement shall be amended as follows:

1.2.1 The definition of “Debt” shall be amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary, Debt shall not include any Securities Lending.”

1.2.2 The definition of “Consolidated Debt” shall be amended and restated in its entirety to read as follows:

“Consolidated Debt” means the consolidated Debt of the Borrower and its consolidated Subsidiaries, including without limitation the principal amount of the Loans, but excluding FHLB Operating Debt in an aggregate amount at any time outstanding up to $250,000,000; provided that any amount of FHLB Operating Debt at any time outstanding in excess of $250,000,000 shall not be excluded from Consolidated Debt.

1.3    Liens. Section 6.08 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 6.08. Liens. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following: (a) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) Liens arising in the ordinary course of business or by operation of law for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services, (c) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (e) mechanics’, workers’, materialmen’s and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (f) Liens securing FHLB Operating Debt, FHLB Liquidity Debt and Securities Lending and (g) other Liens securing Debt which Debt does not in the aggregate exceed $5,000,000; provided, however, that, no Lien shall be permitted to exist on the shares of stock of any of its Subsidiaries.

1.4    Liens. Section 6.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 6.09. Subsidiary Debt. Not permit the aggregate amount of Debt of its Subsidiaries at any time outstanding to exceed $20,000,000, plus, solely with respect to any Insurance Subsidiary, FHLB Operating Debt.”

1.5    Securities Lending. The following shall be added to the Credit Agreement as a new Section 6.10:

“SECTION 6.10. Securities Lending. Not permit the aggregate market value of securities subject to Securities Lending at any time to exceed $250,000,000;

provided that for purposes of this Section 6.10, the market value of any security subject to Securities Lending shall be measured as of the time the applicable Securities Lending transaction was entered into.”

1.6 Compliance Certificate. Exhibit B to the Credit Agreement shall be replaced in its entirety with Exhibit B hereto.

SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the date of effectiveness of this Amendment (and after giving effect to such effectiveness): (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (b) no Default or Event of Default exists.

SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective on the date on which the Administrative Agent has received counterparts of this Amendment signed by the Borrower and the Required Lenders.

SECTION 4. MISCELLANEOUS.

4.1 Expenses. The Borrower agrees to pay all reasonable invoiced out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the transactions contemplated hereby.

4.2 Incorporation of Credit Agreement Provisions. The provisions of Sections 1.03 (Terms Generally), 9.07 (Severability) and 9.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

4.3 Signing in Counterparts. This Amendment may be signed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A signature hereto delivered by facsimile or in PDF format shall be effective as delivery of an original counterpart.

4.4 Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4.5 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.6 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document or (b) alter, modify or amend any term or condition set forth in the Credit Agreement or any other Loan Document.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Dwayne D Hallman
Name: DWAYNE D. HALLMAN
Title: EVP & CFO

JPMORGAN CHASE BANK, individually and as Administrative Agent,

By:	/s/ Thomas A. Kiepura
Name: THOMAS A. KIEPURA
Title: SR CREDIT EXECUTIVE

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Nicole R Limberg
Name: NICOLE R. LIMBERG
Title: VICE PRESIDENTS

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Liliana Huerta
Name: LILIANA HUERTA
Title: VICE PRESIDENT

THE NORTHERN TRUST COMPANY

By:	/s/ Peter J. Hallan
Name: PETER J. HALLAN
Title: VICE PRESIDENT

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COMERICA BANK

By:	/s/ Mark J. Leveille
Name: MARK J. LEVEILLE
Title: VICE PRESIDENT

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kimberly R. Costa
Name: KIMBERLY R. COSTA
Title: VICE PRESIDENT

ILLINOIS NATIONAL BANK

By:	/s/ John Wilson
Name: JOHN WILSON
Title: EXECUTIVE VICE PRESIDENT

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EXHIBIT B

[FORM OF]

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

For the period ended                                      , 20    , this Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of October 7, 2011 (as amended, modified, renewed or extended from time to time, the “Agreement”), among Horace Mann Educators Corporation (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Executive Officer of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the time of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. To the extent that there are any changes from the most recently delivered Schedule 3.10, Schedule I attached hereto sets forth a current Schedule 3.10, setting forth each of the Borrower’s Subsidiaries and indicating which Subsidiaries are Material Insurance Subsidiaries, accurate as of the date hereof.

5. Schedule II attached hereto sets forth financial data and computations calculating each of FHLB Liquidity Debt, FHLB Operating Debt and Securities Lending, all of which data and computations are true, complete and correct

6. Schedule III attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this          day of             ,         .

Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Updated Schedule 3.10 as of                     ,

SCHEDULE II TO COMPLIANCE CERTIFICATE

Calculation of FHLB Liquidity Debt,

FHLB Operating Debt and Securities Lending

SCHEDULE III TO COMPLIANCE CERTIFICATE

Compliance as of                 ,

with Provisions of Sections 6.01, 6.02, 6.03 and 6.10

of the Agreement

Section 6.01 – Consolidated Debt to Total Capitalization

Required	0.35:1.0

Actual

(a) Consolidated Debt of the Borrower and its Consolidated Subsidiaries on date of determination:	$

(b) Consolidated Net Worth on date of determination:	$

(c) (a) plus (b):	$

(d) Ratio of (a) to (c):	:1.0

Section 6.02 – Net Worth

Required Minimum Net Worth:	$

Actual Net Worth:

Net Worth (excluding the effect of unrealized gain or loss under FASB 115):	$

Section 6.03 – Minimum Risk-Based Capital (as of the end of any Fiscal Year)

Required:	300%

Actual:

(a) Horace Mann Life Insurance Company

(1) Total Adjusted Capital on date of determination:	$

(2) Company Action Level RBC on date of determination:	$

(3)	Ratio of (1) to (2) (expressed as a percentage):	%

(b) The P/C Subsidiaries (taken as a whole)

(1)	Total Adjusted Capital on date of determination:	$

(2)	Company Action Level RBC on date of determination:	$

(3)	Ratio of (1) to (2) (expressed as a percentage):	%

Section 6.10 – Securities Lending

Maximum market value of securities subject to Securities Lending Worth:		$250,000,000

Actual market value of securities subject to Securities Lending Worth (provided that the market value of any security subject to Securities Lending shall be measured as of the time the applicable Securities Lending transaction was entered into):		$

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